                                                                  EXHIBIT 4.23.1

RECORDING REQUESTED BY, AND
WHEN RECORDED RETURN TO:

Brobeck, Phleger & Harrison LLP
550 South Hope Street
Suite 2100
Los Angeles, California  90071-2604
Attention:  John Francis Hilson, Esq.

--------------------------------------------------------------------------------

                             SUBORDINATION AGREEMENT


NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

                  This Subordination Agreement ("Agreement"), dated as of December 6, 2001, is executed by Barden Colorado Gaming, LLC, a Colorado limited liability company ("Obligor"), and The Bank of New York, a New York banking corporation, as trustee ("Trustee"), in favor of Foothill Capital Corporation, a California corporation ("Foothill"), with reference to the following facts:

                  A. Obligor is the owner of the real property described in Exhibit "A" attached hereto and incorporated ----------- herein by this reference (collectively, the "Property").

                  B. Obligor has executed, or is about to execute, that certain Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents dated as of December 6, 2001 for the benefit of Trustee (as modified from time to time, the "Junior Deed of Trust"), encumbering the Property and recorded December __, 2001 as Instrument No. ____________________ in the Official Records of the County of Gilpin, State of Colorado. The Junior Deed of Trust secures various obligation more particularly described therein, including without limitation, Obligor's obligations to Trustee under that certain Indenture of even date herewith between Majestic Investor Holdings, LLC, a Delaware limited liability company ("Parent"), Majestic Investor Holdings Corp., a Delaware corporation (together with Parent, the "Issuers"), Trustee and certain Subsidiary Guarantors (as defined in the Indenture) (as modified from time to time, the "Indenture") with respect to a loan ("Trustee's Loan") to Issuers. The Junior Deed of Trust, together with all other security documents now or hereafter executed by Obligor as security for Trustee's Loan (each as modified from time to time) are collectively referred to herein as the "Junior Security Documents." The Indenture, the Junior Security Documents, and any other documents heretofore or hereafter executed with or in favor of Trustee with respect to Trustee's Loan, are collectively referred to herein as the "Junior Loan Documents."

                  C. Obligor has executed, or is about to execute, that certain Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents dated as of December 6, 2001 for


                                       1.

the benefit of Foothill (as modified from time to time, the "Senior Deed of Trust"), encumbering the Property and recorded on December __, 2001 as Instrument No. ____________________ in the Official Records of the County of Gilpin, State of Colorado. The Senior Deed of Trust secures various obligations more particularly described therein, including without limitation Obligor's obligations to Foothill under that certain Loan and Security Agreement of even date herewith between Parent, Obligor, Barden Mississippi Gaming, LLC, a Mississippi limited liability company ("BMG"), Barden Nevada Gaming, LLC, a Nevada limited liability company ("BNG") (Parent, Obligor, BMG and BNG are referred to hereinafter individually and collectively, jointly and severally, as the "Borrowers"), and Foothill (as modified from time to time, "Foothill's Loan Agreement") with respect to a loan ("Foothill's Loan") to Borrowers. The Senior Deed of Trust, together with all other security documents now or hereafter executed by the Borrowers as security for Foothill's Loan (each as modified from time to time) are collectively referred to herein as the "Senior Security Documents." Foothill's Loan Agreement, the Senior Security Documents, and any other documents included within the definition of "Loan Documents" under Foothill's Loan Agreement, are collectively referred to herein as the "Senior Loan Documents."

                  D. Trustee and Foothill have executed, or are about to execute, that certain Intercreditor Agreement dated as of December 6, 2001 (the "Intercreditor Agreement"), concerning their respective rights with respect to the priority of their respective security interests in and liens on the Property and other now owned and hereafter acquired assets of Obligor as described in the Junior Loan Documents and Senior Loan Documents. Pursuant to the terms and conditions of the Intercreditor Agreement, it is a condition precedent to the making of Foothill's Loan that the Senior Deed of Trust and Senior Loan Documents shall be and remain a lien upon the Property prior to the lien of the Junior Deed of Trust and the Junior Loan Documents.

                  E. In order to induce the Foothill to make certain financial accommodations to Borrowers, subject to the terms of the Intercreditor Agreement, Trustee is willing to have the Senior Deed of Trust constitute a lien, claim and charge upon the Property unconditionally prior and superior to the lien, claim and charge of the Junior Deed of Trust.

                  F. Capitalized terms used and not otherwise defined in this Agreement have the meanings set forth for them in the Intercreditor Agreement.

                  In consideration of the foregoing, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Foothill, Trustee and Obligor hereby agree as hereinafter provided:

                  1. Pursuant to the terms and conditions of the Intercreditor Agreement, the liens and charges in favor of Foothill under the Senior Deed of Trust and the other Senior Loan Documents, and any renewals and extensions, amendments and other modifications thereof, whether relating to real property, fixtures, personal property or any combination thereof, shall unconditionally be and remain at all times a lien or charge on the Property (and all other property, rights and assets of Obligor which are encumbered by both the Senior Loan Documents and the Junior Loan Documents) prior and superior to the lien and charge of the Junior Deed of Trust and the other Junior Loan Documents. Notwithstanding any provision contained herein, the subordination of the Junior Deed of Trust provided for herein shall not be deemed to (a) subordinate the Liens of the Trustee to the


                                       2.

Liens of any other Person; or (b) subordinate the Subordinated Lien Indebtedness to any Indebtedness of the Issuers or any of the Subsidiary Guarantors.

                  2. If there is a conflict between the terms and conditions of this Agreement and the Intercreditor Agreement, the terms and conditions of the Intercreditor Agreement shall govern and control.

                  3. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. This Agreement is governed by the laws of the State of New York without regard to the choice of law rules of that state.

                  4. This Agreement may be executed in counterparts, each of which shall constitute an original of this Agreement, and all of which together shall collectively constitute one fully executed Agreement.

                  5. Any amendment, modification or addition to this Agreement shall be made in writing executed by the parties hereto, and neither party shall be bound by any oral modifications.

                  6. If any party shall bring an action or proceeding (including, without limitation, any cross-complaint, counter-claim, third-party claim or arbitration proceeding) against the other party by reason of the alleged breach or violation of any provision hereof, or for the enforcement of any provision hereof, or to interpret any provision hereof, or otherwise arising out of this Agreement, the prevailing party in such action or proceeding shall be entitled to its costs and expenses of such action or proceeding, including, but not limited to, its actual attorneys' fees, which shall be payable by the non-prevailing party whether or not such action or proceeding is prosecuted to judgment or award. For the purposes of this Agreement, the term "attorneys' fees" shall mean the fees and expenses of counsel to the parties hereto, which may include fees incurred with respect to post-judgment motions, contempt proceedings, garnishment, levy, debtor and third-party examinations, discovery, bankruptcy, litigation, and may include expenses such as printing, photostating, duplicating, facsimiles, filing fees, air freight charges and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, all of which shall be deemed to have accrued upon the commencement of such action. As used in this Section 6, the term "prevailing party" shall mean the party who receives substantially the relief desired whether by summary judgment, dismissal or otherwise.

NOTICE: THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.



                            [Signature page follows]



                                       3.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                "Trustee"

                                THE BANK OF NEW YORK,
                                a New York banking corporation, as trustee


                                By:    /s/ Robert A. Massimillo
                                       -----------------------------------
                                Name:  Robert A. Massimillo
                                       -----------------------------------
                                Title: Vice President
                                       -----------------------------------


                                "Foothill"

                                FOOTHILL CAPITAL CORPORATION,
                                a California Corporation


                                By:    /s/ Kevin M. Coyle
                                       -----------------------------------
                                Name:  Kevin M. Coyle
                                       -----------------------------------
                                Title: Sr. Vice President
                                       -----------------------------------


                                "Obligor"

                                BARDEN COLORADO GAMING, LLC, a
                                Colorado limited liability company.


                                By:    /s/ Michael E. Kelly
                                       -----------------------------------
                                Name:  Michael E. Kelly
                                       -----------------------------------
                                Title:
                                       -----------------------------------

STATE OF NEW YORK            )
                             )ss:
COUNTY OF BRONX              )

                  On this 6th day of December, A.D., 2001 before me, a Notary Public in and for the State of New York, personally appeared Robert A. Massimillo, to me personally known, who being by me duly sworn did say that the person is (a) Vice President of The Bank of New York, a New York banking corporation, executing the foregoing instrument, that the instrument was signed on behalf of the said corporation by authority of the corporation and the said Robert A. Massimillo acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.



                  /s/ William J. Cabbels
                  ----------------------

                                          Notary Public in the State of New York

                                          [SEAL]

STATE OF CALIFORNIA           )
                              )ss:
COUNTY OF LOS ANGELES         )

                  On this 6th day of December, A.D., 2001 before me, a Notary Public in and for the State of California, personally appeared Kevin M. Coyle, to me personally known, who being by me duly sworn did say that the person is a Sr. Vice President of Foothill Capital Corporation, a California corporation, executing the foregoing instrument, that the instrument was signed on behalf of the said limited liability company by authority of the limited liability company and the said Notary acknowledged the execution of said instrument to be the voluntary act and deed of said limited liability company by it voluntarily executed.



                  /s/ Linda Karen Williams
                  ------------------------

                                             Notary Public in the State of
                                             California

                                             [SEAL]

STATE OF CALIFORNIA             )
                                )ss:
COUNTY OF LOS ANGELES           )

                  On December 6, 2001 before me, Maria Sandoval, Notary Public, personally appeared Michel E. Kelly, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                  WITNESS my hand and official seal


/s/ Maria Sandoval                  [SEAL]
------------------

                                    EXHIBIT A


PARCEL A:  (FITZGERALD'S)

ALL OF FITZGERALD'S CASINO MINOR SUBDIVISION PLAT RECORDED DECEMBER 2, 1996 IN PLAT BOOK F AT PAGE 19 AT RECEPTION NO. 90518, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

THAT PART OF LOTS 4, 5, 6 AND 7, BLOCK 35, LOTS 8, 9, 10 AND 11, BLOCK 35, LOTS 4, 5 AND 6 AND PART OF LOTS 2 AND 3, BLOCK 36 AND THAT PART OF LOTS 10, 11 AND 12, BLOCK 34 AND THAT PART OF LOT 1, BLOCK 36, CITY OF BLACK HAWK, COUNTY OF GILPIN, STATE OF COLORADO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHERLY CORNER OF LOT 6, BLOCK 35, CITY OF BLACK HAWK, WHICH POINT IS ESTABLISHED BY THE INTERSECTION OF THE SOUTHEASTERLY LINE OF GREGORY STREET WITH THE SOUTHWESTERLY LINE OF MAIN STREET AS SAID STREET LINES WERE ESTABLISHED BY BOUNDARY LINE AGREEMENTS RECORDED IN BOOK 540 AT PAGE 383;

THENCE SOUTH 47 DEGREES 37 MINUTES 00 SECONDS EAST ALONG SAID SOUTHWESTERLY LINE OF MAIN STREET A DISTANCE OF 199.59 FEET TO THE NORTHEASTERLY CORNER OF TRACT CONVEYED IN SPECIAL WARRANTY DEED RECORDED IN BOOK 560 AT PAGE 446 CONTAINED IN EASEMENT AND REAL ESTATE CONVEYANCE AGREEMENT RECORDED IN BOOK 560 AT PAGE 428; THENCE SOUTH 41 DEGREES 31 MINUTES 30 SECONDS WEST ALONG THE SOUTHEASTERLY LINE OF SAID TRACT, A DISTANCE OF 101.67 FEET TO THE MOST SOUTHERLY CORNER OF SAID TRACT, WHICH POINT IS ON THE LINE BETWEEN SAID BLOCK 35 AND SAID BLOCK 36;

THENCE SOUTH 47 DEGREES 37 MINUTES 00 SECONDS EAST ALONG THE NORTHERLY LINE OF SAID BLOCK 36, A DISTANCE OF 61.55 FEET TO AN ANGLE POINT IN THE NORTHERLY LINE OF LOT 5, BLOCK 36;

THENCE SOUTH 60 DEGREES 00 MINUTES 00 SECONDS EAST ALONG THE NORTHERLY LINES OF LOT 5 AND LOT 6, IN SAID BLOCK 36, A DISTANCE OF 69.05 FEET TO A POINT ON A LINE ESTABLISHED BY BOUNDARY LINE AGREEMENT RECORDED IN BOOK 603 AT PAGE 201;

THENCE SOUTH 30 DEGREES 59 MINUTES 20 SECONDS WEST ALONG THE LINE ESTABLISHED BY BOUNDARY LINE AGREEMENT, A DISTANCE OF 75.38 FEET TO A POINT ON THE NORTH RIGHT OF WAY LINE OF SAID BOBTAIL STREET AS DESCRIBED IN BOOK 586 AT PAGE 113, WHICH POINT IS ON A CURVE CONCAVE TO THE SOUTH;

THENCE WESTERLY ALONG SAID CURVE, CENTRAL ANGLE OF 4 DEGREES 46 MINUTES 06 SECONDS, RADIUS OF 142.00 FEET, AND ARC LENGTH OF 11.82 FEET TO A POINT OF TANGENCY, THE CHORD OF SAID ARC BEARS NORTH 56 DEGREES 50 MINUTES 06 SECONDS WEST, A DISTANCE OF 11.81 FEET;

THENCE NORTH 59 DEGREES 13 MINUTES 09 SECONDS WEST ALONG THE SAID RIGHT OF WAY LINE, A DISTANCE OF 178.24 FEET;

THENCE NORTH 59 DEGREES 01 MINUTES 26 SECONDS WEST ALONG SAID RIGHT OF WAY LINE, A DISTANCE OF 44.48 FEET TO A POINT OF CURVATURE;

THENCE ALONG SAID RIGHT OF WAY LINE AND ALONG THE ARC OF A CURVE TO THE LEFT, CENTRAL ANGLE OF 30 DEGREES 58 MINUTES 34 SECONDS, RADIUS OF 140.00 FEET, AN ARC LENGTH OF 75.69 FEET TO A POINT OF TANGENCY, THE CHORD OF SAID ARC BEARS NORTH 74 DEGREES, 30 MINUTES 43 SECONDS WEST, A DISTANCE OF 74.77 FEET;

THENCE CONTINUING ALONG SAID RIGHT OF WAY LINE, NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 72.88 FEET, MORE OR LESS, TO A POINT ON THE WESTERLY LINE OF LOT 10, BLOCK 34;

THENCE NORTH 20 DEGREES 00 MINUTES 00 SECONDS WEST ALONG SAID WEST LINE, A DISTANCE OF 34.92 FEET TO THE NORTHWEST CORNER OF SAID LOT 10; THENCE NORTH 66 DEGREES 41 MINUTES 00 SECONDS EAST ALONG THE NORTH LINE OF SAID BLOCK 34, A DISTANCE OF 102.69 FEET TO AN ANGLE POINT IN SAID NORTH LINE;

THENCE CONTINUING ALONG SAID NORTH LINE, NORTH 74 DEGREES 11 MINUTES 00 SECONDS EAST, A DISTANCE OF 66.60 FEET TO A POINT ON THE SOUTHERLY LINE OF LOT 4, BLOCK 35, WHICH POINT IS THE MOST SOUTHERLY CORNER OF TRACT DESCRIBED IN QUIET TITLE ACTION RECORDED IN BOOK 551 AT PAGE 1; THENCE NORTH 15 DEGREES 49 MINUTES 00 SECONDS WEST ALONG THE WESTERLY LINE OF SAID TRACT, A DISTANCE OF 103.08 FEET TO THE MOST WESTERLY CORNER OF SAID TRACT, WHICH POINT IS ON THE SOUTHEASTERLY LINE OF GREGORY STREET AS DEFINED IN BOUNDARY LINE AGREEMENT RECORDED IN BOOK 540 AT PAGE 383;

THENCE NORTH 76 DEGREES 11 MINUTES 39 SECONDS EAST LONG SAID SOUTHEASTERLY LINE OF GREGORY STREET AS DEFINED IN SAID BOUNDARY LINE AGREEMENT AND AS DESCRIBED IN QUIET TITLE ACTION RECORDED IN BOOK 551 AT PAGE 1, A DISTANCE OF 83.68 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

TOGETHER WITH: A PERPETUAL EASEMENT FOR CONTINUED USE OF THE EXISTING FOUNDATION AND BUILDINGS WHICH ENCROACH UPON THAT PORTION OF MAIN STREET, AS DESCRIBED IN PERPETUAL EASEMENT BY AND BETWEEN THE CITY OF BLACK HAWK, COLORADO, AND 101 MAIN STREET LIMITED LIABILITY COMPANY, RECORDED NOVEMBER 15, 1995 IN BOOK 590 AT PAGE 232.

COUNTY OF GILPIN,
STATE OF COLORADO

PARCEL B:  (ROHLING INN)

LOTS 1, 2, 3 AND 4,
EXCEPT THE EAST 221/2FEET OF SAID LOT 4,
BLOCK 35,
CITY OF BLACK HAWK,
EXCEPT ANY MINE OF GOLD, SILVER, CINNABAR OR COPPER OR TO ANY VALID MINING CLAIM OR POSSESSION HELD UNDER EXISTING LAWS, AS SHOWN IN PATENT TO THE CITY OF BLACK HAWK, RECORDED IN BOOK 56 AT PAGE 555 AND IN BOOK 62 AT PAGE 456,

COUNTY OF GILPIN,
STATE OF COLORADO,


PARCEL C:  (ROHLING INN)

THAT PORTION OF LOT 15,
BLOCK 33,
CITY OF BLACK HAWK,
WHICH BEGINS AT THE NORTHEAST CORNER OF SAID LOT 15;

THENCE SOUTHWESTERLY ALONG THE NORTHERLY LINE OF SAID LOT 15, A DISTANCE OF 2.9 FEET;

THENCE SOUTHEASTERLY ALONG A LINE WHICH IS 5 FEET NORTHEASTERLY OF AND PARALLEL WITH AN EXISTING CONCRETE WALL A DISTANCE OF 52 FEET; THENCE SOUTHERLY IN A STRAIGHT LINE 48 FEET TO THE SOUTHEASTERLY CORNER OF SAID LOT 15;

THENCE NORTHERLY ALONG THE EASTERN LINE OF SAID LOT 15, A DISTANCE OF 100 FEET TO THE POINT OF BEGINNING,

EXCEPT ANY PORTION CONVEYED TO OUTLAWS CASINO LTD., BY BOUNDARY LINE AGREEMENT RECORDED APRIL 21, 1997 IN BOOK 618 AT PAGE 434,

AND EXCEPT ANY MINE OF GOLD, SILVER, CINNABAR OR COPPER OR TO ANY VALID MINING CLAIM OR POSSESSION HELD UNDER EXISTING LAWS, AS SHOWN IN PATENT TO THE CITY OF BLACK HAWK, RECORDED IN BOOK 56 AT PAGE 555 AND IN BOOK 62 AT PAGE 456,

COUNTY OF GILPIN,
STATE OF COLORADO.